Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of The Vantagepoint Funds

In planning and performing our audit of the financial statements of the
Low Duration Bond Fund, Inflation Protected Securities Fund,
Equity Income Fund, Growth & Income Fund, Growth Fund, Select Value Fund,
Aggressive Opportunities Fund, Discovery Fund, International Fund,
Diversifying Strategies Fund, Core Bond Index Fund, 500 Stock Index Fund,
Broad Market Index Fund, Mid/Small Company Index Fund,
Overseas Equity Index Fund, Model Portfolio Savings Oriented Fund,
Model Portfolio Conservative Growth Fund,
Model Portfolio Traditional Growth Fund, Model Portfolio
Long-Term Growth Fund,
Model Portfolio All-Equity Growth Fund, Milestone Retirement Income Fund,
Milestone 2010 Fund, Milestone 2015 Fund, Milestone 2020 Fund,
Milestone 2025 Fund,
Milestone 2030 Fund, Milestone 2035 Fund, Milestone 2040 Fund and
Milestone 2045 Fund comprising The Vantagepoint Funds ("the Company")
as of and for the year ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board
(United States),
we considered the Company's internal control over financial
reporting,
including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Company's internal control over financial reporting.

The management of the Company is responsible for establishing and maintaining
effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.  A company's internal control
over financial reporting is a process designed to provide
reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted accounting
principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
financial
reporting may not prevent or detect misstatements.  Also,
projections
of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Company's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in
internal control over financial reporting that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Company's internal
control over financial reporting and its operation,
including controls over safeguarding securities
that we consider to be material weaknesses as defined above
as of December 31, 2011.

This report is intended solely for the information and use
of management and the Board of Directors of The Vantagepoint
Funds and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than
these specified parties.

PricewaterhouseCoopers LLP
Baltimore, MD
February 29, 2012